                                                                 EXHIBIT (a)(39)

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     1. This Certificate of Correction is filed to correct a typographical error in the Corporation's Articles Supplementary.

     2. Said Articles  Supplementary  were filed by the  Corporation on July 25,
2007.

     3. Article  SIXTH and Article  EIGHTH  requiring  correction  as previously filed are as follows:

SIXTH:  Immediately prior to the  Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

  SERIES                                  NUMBER OF SHARES   AGGREGATE PAR VALUE
  ------                                  ----------------   -------------------

 Equity Income Fund                        1,715,000,000         $  17,150,000
 Value Fund                                  955,000,000             9,550,000
 Real Estate Fund                            185,000,000             1,850,000
 Small Cap Value Fund                        540,000,000             5,400,000
 Equity Index Fund                           475,000,000             4,750,000
 Mid Cap Value Fund                           65,000,000               650,000
 Large Company Value Fund                    965,000,000             9,650,000
 NT Large Company Value Fund                  50,000,000             5,000,000
 NT Mid Cap Value Fund                        50,000,000             5,000,000

EIGHTH:  Pursuant to  authority  expressly  vested in the Board of  Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation  among the nine (9) Series of stock of the Corporation as follows:

 SERIES                                   NUMBER OF SHARES   AGGREGATE PAR VALUE
 ------                                   ----------------   -------------------

Equity Income Fund                          1,725,000,000        $  17,250,000
Value Fund                                    955,000,000            9,550,000
Real Estate Fund                              215,000,000            2,150,000
Small Cap Value Fund                          540,000,000            5,400,000
Equity Index Fund                             475,000,000            4,750,000
Mid Cap Value Fund                             65,000,000              650,000
Large Company Value Fund                      965,000,000            9,650,000
NT Large Company Value Fund                    30,000,000            3,000,000
NT Mid Cap Value Fund                          30,000,000            3,000,000

     4. The above  Article  SIXTH and  Article  EIGHTH  are  hereby  amended  by deleting the text thereof in their  entirety and  inserting in lieu therefor the following:

SIXTH:  Immediately prior to the  Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

 SERIES                                   NUMBER OF SHARES   AGGREGATE PAR VALUE
 ------                                   ----------------   -------------------

Equity Income Fund                          1,715,000,000        $  17,150,000
Value Fund                                    955,000,000            9,550,000
Real Estate Fund                              185,000,000            1,850,000
Small Cap Value Fund                          540,000,000            5,400,000
Equity Index Fund                             475,000,000            4,750,000
Mid Cap Value Fund                             65,000,000              650,000
Large Company Value Fund                      965,000,000            9,650,000
NT Large Company Value Fund                    50,000,000              500,000
NT Mid Cap Value Fund                          50,000,000              500,000

EIGHTH:  Pursuant to  authority  expressly  vested in the Board of  Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation  among the nine (9) Series of stock of the Corporation as follows:

 SERIES                                   NUMBER OF SHARES   AGGREGATE PAR VALUE
 ------                                   ----------------   -------------------

Equity Income Fund                         1,725,000,000         $  17,250,000
Value Fund                                   955,000,000             9,550,000
Real Estate Fund                             215,000,000             2,150,000
Small Cap Value Fund                         540,000,000             5,400,000
Equity Index Fund                            475,000,000             4,750,000
Mid Cap Value Fund                            65,000,000               650,000
Large Company Value Fund                     965,000,000             9,650,000
NT Large Company Value Fund                   30,000,000               300,000
NT Mid Cap Value Fund                         30,000,000               300,000

     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused this  Certificate of Correction to the Articles  Supplementary  to be signed and acknowledged  in its name and on its behalf by its  Senior  Vice  President  and attested to by its Assistant Secretary on this 13th day of August, 2007.

                                        AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ATTEST:

/s/ Otis H. Cowan                       /s/ Charles A. Etherington
---------------------------------       ------------------------------------
Name:   Otis H. Cowan                   Name:   Charles A. Etherington
Title:  Assistant Secretary             Title:   Senior Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,
INC., who executed on behalf of said  Corporation  the foregoing  Certificate of
Correction  to  the  Articles  Supplementary  to  the  Charter,  of  which  this certificate is made a part, hereby acknowledges, in the name of and on behalf of said  Corporation,  the  foregoing  Certificate  of  Correction  to the Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  August 13, 2007                 /s/ Charles A. Etherington
                                        ----------------------------------------
                                        Charles A. Etherington